Exhibit 10.22
CoStar Group, Inc.
Second Amended and Restated Employee Share Purchase Plan
Canadian Addendum
This addendum (the “Canadian Addendum”) to the CoStar Group, Inc. Second Amended and Restated Employee Share Purchase Plan (the “Plan”) shall form part of the Plan and will apply to eligible employees of CoStar Group, Inc. (the “Company”) and Designated Subsidiaries who are resident or employed in Canada (each a “Canadian Participant”) who participate in the Plan. Unless otherwise defined in this Canadian Addendum, the terms used herein shall have the meanings ascribed to them in the Plan.
By participating in, and purchasing Common Stock under, the Plan, each Canadian Participant represents, warrants and acknowledges as follows:
Canadian Securities Law Matters
1.The Canadian Participant’s participation in the trade and acceptance of Common Stock pursuant to the terms of the Plan is voluntary.
2.The Canadian Participant has not been induced to participate in the Plan by expectation of engagement, appointment, employment or continued engagement, appointment or employment, as applicable, by the Company or any Designated Subsidiary.
3.Participation in the Plan does not create the right or expectation for any additional grants of Common Stock or other securities of the Company.
4.Common Stock sold under the Plan are being distributed on a prospectus exempt basis in Canada. The Company is not a reporting issuer in any province or territory of Canada, the securities are not listed on any stock exchange in Canada, and the Company does not intend to become a reporting issuer or to list the securities on any stock exchange in Canada. As there is no market for the Common Stock in Canada, it may be difficult or even impossible for a Canadian Participant to sell their Common Stock in Canada. Any resale of Common Stock must be made in accordance with applicable securities laws in Canada, which may require resales to be made in accordance with or pursuant to an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities law. Canadian Participants are advised to seek legal advice prior to any resale of the Common Stock.
Tax Matters
5.The Company hereby provides notice to the Canadian Participant that, should the Company be a “specified person” within the meaning of section 110 of the Income Tax Act (Canada) (the “Canadian Tax Act”), the Common Stock issued hereunder will be designated as “non-qualified securities” and the Company will notify the Minister of National Revenue of Canada of any Common Stock that will be non-qualified securities on or before the filing-due date for the taxation year of the Company that includes the day on which the Common Stock are issued.
6.The Canadian Participant acknowledges that the difference between the fair market value of the Common Stock acquired and the Option Price paid by the Canadian Participant is a taxable benefit for the purposes of the Canadian Tax Act which will be reported in Box 14 and Box 38 of

Exhibit 10.22
the T4 slip, and which is subject to Canada Pension Plan premiums, but not Employment Insurance premiums.
7.Notwithstanding section 24 of the Plan, the Company shall not withhold any part of the Common Stock issued to a Canadian Participant to satisfy any withholding obligations related to the taxable benefit and the Canadian Participant acknowledges and agrees to make provision for such withholdings with the Administrator.
Employment Matters
8.For the purposes of section 11 of the Plan, the Canadian Participant’s employment will be deemed to terminate (and any reference to cessation of employment and cease to be an employee will have the same meaning as such deemed termination of employment) on the first date that the Canadian Participant ceases to be actively employed by the Company (or any subsidiary). The Canadian Participant agrees that they will not be considered to be actively employed or in active employment during any period or time in which the Canadian Participant receives or is required by applicable law to receive pay in lieu of notice or severance pay (except as may be required by the minimum extent of any applicable employment standards legislation). For further clarity, except as may be required by the minimum extent of any applicable employment standards legislation, the Canadian Participant will not be considered actively employed or in active employment even if they receive any compensation payments related to their termination (including resignation and constructive dismissal) or they are paid salary or other amounts thereby, including when receiving salary or other amounts in lieu of notice of termination.

For greater clarity, except as may be required by the minimum extent of any applicable employment standards legislation, if the Canadian Participant’s employment is terminated for any reason (including death), the Canadian Participant’s right (if any) to any benefit or any amounts with respect to such benefits under the Plan shall expire on the cessation of active employment, regardless of whether notice of termination is given or not given and regardless of whether the termination is lawful or unlawful (e.g., constructive dismissal). This includes where the Canadian Participant’s employment is terminated without cause or without notice and the Canadian Participant will not, except as may be required by the minimum extent of any applicable employment standards legislation, be entitled to an benefits or any amounts with respect to any benefit under the Plan as part of any common law right for compensation or damages related to any termination of employment (including resignation and constructive dismissal), including any loss of benefits that would have received during any notice period as part of any wrongful dismissal damages and including any damages for the manner of termination.
Miscellaneous
9.The Canadian Participant and the Company agree that this Canadian Addendum and all related documents be exclusively drawn up in English. Le Participant Canadien et la Compagnie consentent à ce que cette addenda canadien et tous les documents qui s’y rattachent soient exclusivement rédigés en français.
10.The Canadian Participant has received, or has had the opportunity to receive, independent legal advice in connection with the terms and conditions of the Plan, including this Canadian Addendum, and any Common Stock purchased thereunder.

Exhibit 10.22
11.All other provisions of the Plan shall continue to apply to Canadian Participants to the extent that they have not been specifically modified by this Canadian Addendum.